EX.99.H(3)

                           [FORM OF] LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202

                                                                          [DATE]

Flag Funds Complex
One South Street
Baltimore, MD 21202

RE: Accounting Services Fee

Dear Sirs:

     In regards to the Accounting Services Appendix to the Master Services Agreement dated September 1, 2000, (the "Agreement") between (i) Flag Investors Communications Fund, Inc., (ii) Flag Investors Equity Partners Fund, Inc., (iii) Flag Investors Emerging Growth Fund, Inc., (iv) Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. (v) Flag Investors Real Estate Securities Fund, Inc., (vi) Flag Investors Value Builder Fund, Inc. (vii) Flag Investors Series Funds, Inc. on behalf of the Flag Investors Growth Opportunity Fund (viii) Flag Investors Portfolios Trust on behalf of the Communications Portfolio and Investment Company Capital Corp., each party to the Agreement agrees that compensation for these services will be based on the following schedule.

Average Daily Net Asset             Incremental Fee
---------------------------------------------------
0 - $10,000,000                                      $13,000 (fixed fee)
$10,000,000 - $20,000,000                            0.100%
$20,000,000 - $30,000,000                            0.080%
$30,000,000 - $40,000,000                            0.060%
$40,000,000 - $50,000,000                            0.050%
$50,000,000 - $60,000,000                            0.040%
$60,000,000 - $70,000,000                            0.030%
$70,000,000 - $100,000,000                           0.020%
$100,000,000 - $500,000,000                          0.015%
$500,000,000 - $1,000,000,000                        0.005%
over $1,000,000,000                                  0.001%


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                   Very truly yours,
                   INVESTMENT COMPANY CAPITAL CORP.

                            By:
                               --------------------------------
                            Name:   Richard T. Hale
                            Title:  President

                   ACCEPTED AND CONFIRMED:

                   FLAG INVESTORS COMMUNICATIONS FUND, INC.
                   FLAG INVESTORS EQUITY PARTNERS FUND, INC.
                   FLAG INVESTORS EMERGING GROWTH FUND, INC.
                   DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC. FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. FLAG INVESTORS VALUE BUILDER FUND, INC.
                   FLAG INVESTORS SERIES FUNDS, INC.
                   FLAG INVESTORS PORTFOLIOS TRUST

                            By:
                               --------------------------------
                               Name:  Charles A. Rizzo
                               Title: Treasurer


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